Exhibit 99.1

Naver to Acquire Poshmark

Poshmark stockholders to receive $17.90 per share in cash

Acquisition expands and diversifies Naver’s leading e-commerce platform, strengthens its community with a global social network of younger users, and positions it to capitalize on the global online fashion re-commerce and sustainable economy opportunity

Extends Poshmark’s leadership and capitalizes on changing consumer trends through new technology investments, international expansion, and category and product evolution

SEONGNAM-Si, South Korea and REDWOOD CITY, Calif., October 3, 2022 – Naver Corp. (KRX: 035420) (“Naver”), Korea’s largest internet company, and Poshmark, Inc. (NASDAQ: POSH) (“Poshmark”), a leading social e-commerce marketplace for new and secondhand style, today announced that they have entered into a definitive agreement under which Naver will acquire all of the issued and outstanding shares of Poshmark for $17.90 in cash, representing an enterprise value of approximately $1.2 billion.1 This represents a premium of 15% to Poshmark’s closing stock price as of October 3, 2022, a 34% premium to the 30-day volume weighted average price, and a 48% premium to the 90-day volume weighted average price of Poshmark’s shares.

Management Commentary

Choi Soo-Yeon, Chief Executive Officer of Naver:

“The combination will create the strongest platform for powering communities and re-fashioning commerce. Poshmark is the definitive brand for fashion in the United States that provides a social network for buying and selling apparel. Naver’s leading technology in search, AI recommendation and e-commerce tools will help power the next phase of Poshmark’s global growth.”

“Poshmark is a natural fit for our business – our two companies share a common set of values and vision around content, community and empowerment. Bringing Naver and Poshmark together will immediately put us at the forefront of creating a new, socially responsible, and sustainable shopping experience designed around sellers of all sizes and interests – from individual and influencer sellers to professional sellers, brands and specialty boutiques – and a large, loyal, and highly engaged social community. We are excited to work closely with Manish and his talented team to create lasting value for all our stakeholders.”

Manish Chandra, Founder and Chief Executive Officer of Poshmark:

“The opportunity to join forces with Naver – one of the world’s leading and most innovative and successful internet companies – is a testament to the strength of our brand, operating model, and what we’ve built over the last decade with our talented team and amazing community. Our industry continues to evolve at a rapid pace, and we are excited to continue to lead the future of shopping by providing our community with an unparalleled experience that is simple, social, fun and sustainable.”

“This is a highly compelling opportunity for our employees, who will benefit from being part of a larger, global organization with shared values and complementary strengths. This transaction also delivers significant and immediate value to our shareholders. Longer term, as part of Naver, we will benefit from their financial resources, significant technology capabilities, and leading presence across Asia to expand our platform, elevate our product and user experiences, and enter new and large markets. I look forward to partnering with Naver as we take our company into its next phase of growth.”

[1]	Assumes $436 million of unrestricted cash on balance sheet as of June 30, 2022

Redefining Commerce and Community Around a Shared Vision

The inherent strengths of both companies lie in their unwavering commitment to content, community and empowerment:

•

Content. Naver is home to the largest number of bloggers in Korea and the largest number of digital creators of stories (Wattpad) and comics (Webtoons) globally. Poshmark is a leader in creating unique styles and fashion trends, including the growing K-Fashion apparel segment.

•

Community. Naver is the largest and longest-standing online community in Korea, where more than 36 million monthly users access its search portal and various online community services. Its metaverse platform, Zepeto, is the second largest metaverse app in the world, with a growing, vibrant community for members to create and share whatever they imagine. Naver’s community also extends to other large, fast-growing, and highly engaged groups, including its K-Pop fandom community Weverse, which is jointly owned with BTS’ management company, one of the most successful groups of all time. Poshmark is the destination of choice for more than 80 million registered users. Among them, active users spend approximately 25 minutes of their day buying and selling apparel online, and gather in-person at Posh Party Live events held in various cities around the world.

•

Empowerment. Naver is dedicated to empowering the long tail – it is the largest enabler of e-commerce for small and medium-sized businesses in Korea and has revolutionized content creation by democratizing the publication of digital comics through Naver Webtoons. At Poshmark, anyone can easily list and sell what is hanging in their closet at home, and anyone can make a social impact through the promotion of socially responsible, sustainable commerce.

The transaction will create a global player in online fashion re-commerce by combining Poshmark’s unique discovery-based social shopping platform and deeply engaged community with Naver’s technological prowess in upleveling the e-commerce experience. Poshmark will also leverage Naver’s proven expertise and track record in Asia and its significant expertise from backing and investing in other fashion and consumer-to-consumer (C2C) e-commerce platforms globally.

The combination accelerates Naver’s strategy to build a global e-commerce community portfolio to capture the growth in large markets around the world, including Poshmark’s home market of North America. Together, the companies expect to increase purchase conversion rates, deepen user engagement, create an industry leader in livestreaming commerce, and enhance the unique relationship- and discovery-based experiences that are driving fast-growing re-commerce verticals.

Strategic and Financial Benefits

•

Expands Long-Term Opportunity in Fashion Re-commerce and Creates Globally Distributed User Base with Influx of Younger Users: The addition of Poshmark will expand and diversify Naver’s search-driven e-commerce business into the global secondhand C2C market for fashion. The combination will also allow Naver to capitalize on the increasing consumer shift in fashion to online re-commerce, which is an $80 billion market today in the U.S. alone, and is expected to grow by 20% annually to $130 billion by 2025.[2]

[2]	Activate Consulting

Poshmark currently has a community of over 80 million registered users, across 90% of zip codes in the U.S. In 2021, the company generated approximately $2 billion in gross merchandise value (GMV) with a take rate of 20% and gross margin of 85%. Its primary demographic of millennials and Generation Z users is the largest shopping demographic for secondhand goods and a key driver of the circular economy and community-based platforms. One of Poshmark’s strong appeals to the growing number of conscious consumption shoppers is the important role it plays in extending the lifecycle of millions of previously made items and reducing fashion’s footprint. These users will expand and complement Naver’s current user base.

•

Creates a Global Commerce Community with Access to Poshmark’s Social Networking and Discovery-Based Shopping: Naver is a proven community builder, connecting more than 28 million monthly users across its Naver Café platform – an open social community where users create their own groups to share content, ideas, and information broadly, across a large number of topics and categories – as well as its Metaverse and K-Pop fandom communities. Poshmark has created unique relationship-oriented “micro” communities that are based around social engagement with friends and family and discovery-based shopping. Poshmark’s simple, easy, and community-centered fashion marketplace will give Naver access to a highly engaged and diversified community, where sellers become buyers and buyers become sellers, and add a global social networking element to Naver’s portfolio of services.

•

Enhances Poshmark’s User Experience with Naver’s Unrivaled and Innovative Technology Offerings: Poshmark will instantly benefit from Naver’s deep technology stack and AI-based capabilities, including its smart lens image recognition and search technologies. These capabilities are highly complementary to Poshmark’s product development strategy, and together will allow Poshmark to offer a new search and shopping experience by integrating Naver’s shopping search engine, which allows users to enter additional search keywords according to their preference on colors, designs, and materials. Specifically, with access to Naver’s image recognition technology, Poshmark users will be able to identify where to find and buy products by scanning objects and shopping through the camera on their phones without needing to know the exact name of the product. This capability will make it easier to both identify new products and sell items, enhancing the user experience.

•

Leverages Naver’s Proven Data Analytics Technology to Improve Marketing and Engagement Strategies to Make Poshmark the Platform of Choice for Buyers and Sellers: As the largest advertising platform in Korea, Naver’s ad-serving infrastructure will play an instrumental role as Poshmark explores rolling out ads to its deeply engaged community. For instance, Poshmark will be able to leverage Naver’s “Biz Advisor” and “Analytics” AI analytical tools, which analyze sales statistics to manage data more effectively, and in turn, increase the number of sellers on Poshmark’s platform. These enhancements will dramatically advance Poshmark’s service offering, resulting in greater customer acquisition, retention, and buyer conversion, as well as enhance its community engagement and user experiences. With Naver Pay commanding the largest share of online payment processing in Korea, the combination will also enable Poshmark to develop innovative payment solutions to expand its ecosystem of buyers and sellers. Additionally, with Naver’s technologies, Poshmark will be able to provide more suitable product recommendations for customers after analyzing products, user communities, and the closets of the users’ favorite sellers in real-time. Together, the companies can develop a service that allows users to search with shopping keywords so that the most suitable product will be recommended to the right user.

•

Enables Global Live Commerce Adoption: Livestream shopping is a key driver of e-commerce in China and Korea (and increasingly in the U.S.) today, allowing shoppers to buy products in real-time through live video broadcasts, enabling greater insights and more clarity around purchasing decisions. Naver’s Shopping Live solution is the leader in Korea, one of the world’s largest live shopping markets, and an essential feature of Naver’s e-commerce platform with over $25 billion in GMV transacted in 2021. Naver expects that the enablement and enhancement of live streaming capabilities within the Poshmark platform will transform the shopping and selling experience and strengthen Poshmark’s community by allowing for greater social networking and engagement.

•

Further Expands Global Footprint for Both Naver and Poshmark: Poshmark will benefit from Naver’s global presence in high-growth markets, particularly in Korea, one of the world’s most innovative and highest penetrated e-commerce industries. This is where Naver is the leading search engine and largest e-commerce channel, and the only search technology company in the world that has successfully expanded into an e-commerce platform. Naver’s footprint also includes Japan, where it has joint ownership in Z Holdings, one of the world’s largest internet service groups, with assets such as Yahoo! Japan and Japan’s leading smartphone messaging platform, LINE, which Naver created and launched in 2011 and now operates in over 230 countries and is used by more than 70% of those populations. With Naver’s support, Poshmark will pursue a broader international expansion strategy in the medium-term, including into other developed markets in Asia.

In addition, this transaction provides Naver with an enhanced foothold in the U.S., expanding its international profile, which it has steadily increased both organically and through investments over the past 20 years. Naver will build on its existing U.S. footprint, including Webtoon Entertainment, which is based in Los Angeles and extremely popular with younger audiences, and its $600 million acquisition of Wattpad in 2021. Naver has benefited from the recent global digital disruption and transformation of media and publishing through Wattpad and Webtoon Entertainment, and looks to extend their growth in the region with the addition of Poshmark.

•	Significant Synergy Potential: The transaction is expected to generate significant revenue and cost synergies, consisting primarily of:

•

Re-acceleration of annual revenue growth beyond 20% in the near-term by leveraging Naver’s advertising capabilities to drive further monetization, accelerating investment to drive growth overseas, and expanding live commerce adoption.

•

Approximately $30 million in run-rate annual cost savings within 24 months post-closing including through rationalization of public company costs and driving of higher operating leverage across operating and other cost functions.

Operating Structure and Leadership

Upon completion of the transaction, Poshmark will become a standalone U.S. subsidiary of Naver and will continue to be led by CEO Manish Chandra and Poshmark’s current management team.

Poshmark will continue to operate under its existing brand, as well as maintain its employee base, Poshmark community, and headquarters in Redwood City, California.

Transaction Details

The transaction, which was unanimously approved by both Naver’s and Poshmark’s Boards of Directors, is expected to close by the first quarter of 2023, subject to approval by Poshmark stockholders and the satisfaction of certain other customary closing conditions. The transaction is not contingent on any financing.

Naver has secured voting and support agreements with certain stockholders of Poshmark, representing approximately 77% of the outstanding voting power of Poshmark common shares.

The transaction is expected to be funded with Naver’s cash balances and other existing financing sources.

Conference Call / Webcast Information

Naver and Poshmark will host a conference call for investors and media at 10:00am Korea Standard Time today (9:00pm Eastern Time / 6:00pm Pacific Time) to discuss the announcement.

Pre-registration is required to join the conference call and can be accessed using the following links: Korean: http://pin.teletogether.com / English: http://pin.teletogether.com/eng and log-in passcode 385074.

A webcast of the call can be accessed using the following links Korean: https://irsvc.teletogether.com/naver/ naver20221004_kor.php / English: https://irsvc.teletogether.com/naver/ naver20221004_eng.php or by dialing 031 810 3141 for domestic calls and +82 31 810 3142 for international calls using the passcode 385074# + your personal access number.

Advisors

LionTree LLC is serving as Naver’s exclusive financial advisor and Kirkland & Ellis LLP is serving as Naver’s legal counsel. Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Poshmark, and Goodwin Procter LLP is serving as Poshmark’s legal counsel.

About Naver

Founded in 1999, Naver is Korea’s oldest surviving start-up and today the country’s largest internet company. Naver operates Korea’s No.1 search engine and largest e-commerce platform, and is a leading provider of fintech services, digital content and cloud services to a global community. Naver cultivates a culture of ‘Founder-type leaders’ who continue to launch innovative mobile applications, including LINE (Japan’s No.1 messaging app), Zepeto and Webtoons.

About Poshmark

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of e-commerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, Australia, and India is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, YouTube, and Snapchat.

Additional Information and Where to Find It

In connection with the proposed transaction between Poshmark (the “Company”) and Naver (“Naver”), the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investors.poshmark.com or by contacting the Company’s investor relations department at the following: IR@Poshmark.com.

Participants in the Solicitation

NAVER and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Poshmark’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding Poshmark’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the Proxy Statement (when available). Poshmark stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Poshmark directors and executive officers in the proposed transaction, which may be different than those of Poshmark’s stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on NAVER’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NAVER and Poshmark, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction;

(iii) potential delays in consummation the proposed transaction; (iv) the ability of NAVER to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on NAVER’s business and general economic conditions; (vii) NAVER’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm NAVER’s business, including current plans and operations; (xi) the ability of NAVER to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting NAVER’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which NAVER operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect NAVER’s financial performance; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as NAVER’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks. The forward-looking statements included herein are made only as of the date hereof. NAVER does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Naver

Investors

kimoon.kwon@navercorp.com

KWON Kimoon: +82 10 2506 1320

Media

dl_naverpr@navercorp.com

SOHN Seohee: +82 10 9818 8819

HWANG Jaehyun: +82 10 5220 8711

FGS Global

Naver@FGSGlobal.com

Poshmark

Investors

IR@Poshmark.com

Media

PR@Poshmark.com